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[Aurora Loan Services Logo]
Certification Regarding Compliance with Applicable Servicing Criteria
1.
Aurora Loan Services LLC ("Aurora"), a wholly-owned subsidiary of Lehman Brothers Bank FSB
(the "Bank"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended
December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Master Servicing Platform")
include asset-backed securities transactions for which Aurora acted as master servicer, registered on or after January 1, 2006, involving residential mortgage loans;
2.
Aurora has not engaged vendors to perform significant activities pertaining to the applicable servicing criteria;
3. Except as set forth in paragraph 4 below, Aurora used the criteria set forth in paragraph (d) of Item
1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Aurora based on the activities it performed with respect to the Master Servicing
Platform as of December 31, 2008 and for the Reporting Period;
5.
Aurora has complied, in all material respects, with the applicable servicing criteria as of December
31, 2008 and for the Reporting Period with respect to the Master Servicing Platform taken as a whole;
6. Ernst & Young LLP, a registered public accounting firm, has issued an attestation report on Aurora's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Supplemental Information
7.
On September 15, 2008, Lehman Brothers Holdings Inc. ("LBHI") and certain of its subsidia ries filed for voluntary bankruptcy protection with the United States Bankruptcy Court Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code. LBHI is the ultimate parent company of the Bank and Aurora and the owner of the servicing rights on the majority of the mortgage loans serviced and or master serviced by Aurora. The Bank and Aurora are not part of these bankruptcy proceedings. The Bank is a financial institution subject to the regulatory authority of the Office of Thrift Supervision (the "OTS") and its deposits are insured, as permitted by applicable regulation, by the Federal Deposit Insurance Corporation (the "FDIC"). For the year ended December 31, 2008, the Bank reported a net loss based on its unaudited quarterly Thrift
Financial Reports filed with the OTS.
8.
On January 14, 2009, the OTS notified the Bank: (i) that it was undercapitalized for purposes of the prompt corrective action provisions of Section 38 of the FDIA, 12 U.S.C. 1831o, (ii) of the
requirement to file a Capital Restoration Plan no later than February 13, 2009, (iii) of the restrictions and requirements imposed upon the Bank as a result of its undercapitalized status and (iv) of the
OTS's intent to issue a Prompt Corrective Action Directive. On January 26, 2009, the OTS issued a
Cease and Desist Order No. NE-09-02. On February 4, 2009, the OTS issued a Prompt Corrective
Action Directive, Order No. NE-09-03 (together with the Cease and Desist Order, the "Enforcement
Actions") notifying the Bank that it was "significantly undercapitalized". The Enforcement Actions required, among other matters, the submission to the OTS of an acceptable capital restoration plan, a strategic plan, and a liquidity management plan, and contained other regulatory directives, including

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Certification Regarding Compliance with Applicable Servicing Criteria
(continued)
but not limited to a prohibition of any new commercial loan commitments, as well as restrictions on transactions with affiliates, brokered deposits, asset growth, capital distributions, and contractual arrangements involving compensation. On February 11, 2009, LBHI filed a motion with the
Bankruptcy Court requesting approval to provide additional capital to the Bank, and on February 17,
2009, the Bankruptcy Court granted such approval.
Aurora Loan Services LLC
March 12, 2009
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President

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APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreement
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1
1
Aurora did not perform the activity described in these criteria as of December 31, 2008 and for the Reporting Period. No assessment of compliance is therefore necessary.

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SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations: (A) Are mathematically accurate; (B) Are
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) Are reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction
agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
X
2,3
X
2
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements.
X
3
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the servicer's investor records, or such other number of days specified in the transaction agreements.
X
3
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
3
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as required by the transaction agreements.
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
2
For criterion 1122(d)(3)(i)(C), Aurora did not perform the activity described in this criterion as of December 31, 2008 and for the
Reporting Period. No assessment of compliance is therefore necessary.
3
Aurora defines "Investors" as parties to whom Aurora report s and remits under the applicable transaction agreements.

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SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are post ed to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)
The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance
with the transaction agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example,
phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illn ess or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool
asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction
agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents
and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
transaction agreements.
X

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SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Aurora
Performed by
Vendor(s) for
which Aurora
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Aurora is
NOT the
Responsible
Party
NOT
performed by
Aurora or by
subservicer(s)
or vendor(s)
retained by
Aurora
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectable accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.
X